        As filed with the Securities and Exchange Commission on January 19, 2001
                                                   Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             NOVELLUS SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

          CALIFORNIA                                              77-00246
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                             4000 North First Street
                               San Jose, CA 95134
           (Address of Principal Executive Office Including Zip Code)


  GASONICS INTERNATIONAL CORPORATION 1994 STOCK OPTION/STOCK ISSUANCE PLAN, AND
                GAMMA PRECISION TECHNOLOGY 1998 STOCK OPTION PLAN
                           (Full titles of the plans)

                                 Robert H. Smith
         Executive Vice President, Chief Financial Officer and Secretary
                             Novellus Systems, Inc.
                             4000 North First Street
                               San Jose, CA 95134
                     (Name and address of agent for service)

                                 (408) 943-9700
          (Telephone number, including area code, of agent for service)

------------------------------------------------------------------------------------------------------------------------
                                          CALCULATION OF REGISTRATION FEE

============================== ===================== ===================== ===================== =======================
                                                       Proposed maximum      Proposed maximum
  Title of securities to be        Amount to be       offering price per    aggregate offering         Amount of
         registered               registered(1)           share (2)             price (2)          registration fee
------------------------------ --------------------- --------------------- --------------------- -----------------------
Common Stock,                       1,365,740             $25.83461           $35,146,786.26          $8,787.00
 no par value
------------------------------ --------------------- --------------------- --------------------- -----------------------
Common Stock,                         106,180             $39.4375             $4,187,473.75          $1,047.00
 no par value
------------------------------ --------------------- --------------------- --------------------- -----------------------
Total                                                                                                 $9,834.00
------------------------------ --------------------- --------------------- --------------------- -----------------------

     (1) This Registration Statement shall also cover any additional Common Stock which becomes issuable under the GaSonics International Corporation 1994 Stock Option/Stock Issuance Plan and the Gamma Precision Technology 1998 Stock Option Plan, as assumed by Novellus Systems, Inc. by reason of any stock dividend, stock split, recapitalization or other similar transactions effected without the receipt of consideration which results in an increase in the number of the outstanding Common Stock of Novellus Systems, Inc.

     (2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended. The price of $25.8346 per share represents the weighted average exercise price of the 1,365,740 shares of Common Stock oustanding and subject to options under the GaSonics International Corporation 1994 Stock Option/Stock Issuance Plan, and Gamma Precision Technology 1998 Stock Option Plan. The price of $40.09375 per share represents the average of the high and low price per share of Common Stock of Novellus Systems, Inc., as reported on the Nasdaq National Market on January 16, 2001.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Act").

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

     2. The Company's Current Reports on Form 10-Q filed on May 16, 2000, August 8, 2000 and November 14, 2000;

     3. The Company's Current Reports on Form 8-K filed on April 21, 2000 and November 1, 2000;

     4. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on August 31, 1988.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6. Indemnification of Directors and Officers.

     Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Act. The Registrant's Articles of Incorporation and Bylaws provide for indemnification of its directors and officers, and permits indemnification of employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

     Exhibit
     Number       Description
     -------      -----------
       5.1        Opinion of Morrison & Foerster LLP.

      23.1        Consent of Counsel (included in Exhibit 5.1).

      23.2        Consent of Ernst & Young LLP.

      25.1        Power of Attorney (see Signature Page).

Item 9. Undertakings.

     (a)  The undersigned Registrant hereby undertakes;

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee plan's annual report pursuant to Section 13(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of the expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Novellus Systems, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on January 19, 2001.

                                       NOVELLUS SYSTEMS, INC.


                                       By: /s/ Richard S. Hill
                                           -------------------------------------
                                           Richard S. Hill
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Richard
S. Hill and Robert H. Smith, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming anything the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

            Signature                          Capacity                  Date
            ---------                          --------                  ----
/s/ Richard S. Hill                  President, Chief Executive    January 19, 2001
---------------------------------    Officer (Principal
    Richard S. Hill                  Executive Officer) and


/s/ Robert H. Smith                  Vice President, Finance       January 19, 2001
---------------------------------    and Administration,
    Robert H. Smith                  Chief Financial Officer,
                                     Secretary and Director
                                     (Principal Financial
                                     Officer)

/s/ Kevin S. Royal                   Corporate Controller          January 19, 2001
---------------------------------    (Principal Accounting
    Kevin S. Royal                   Officer)

                                     Director
---------------------------------
    D. James Guzy

            Signature                          Capacity                  Date
            ---------                          --------                  ----


/s/ J. David Litster                 Director                      January 19, 2001
---------------------------------
    J. David Litster


                                     Director
---------------------------------
    Tom Long


/s/ Glen G. Possley                  Director                      January 19, 2001
---------------------------------
    Glen G. Possley

/s/ William R. Spivey                Director                      January 19, 2001
---------------------------------
    William R. Spivey

                                INDEX TO EXHIBITS

Exhibit
Number      Description
-------     -----------
  5.1       Opinion of Morrison & Foerster LLP.

 23.1       Consent of Counsel (included in Exhibit 5.1).

 23.2       Consent of Ernst & Young LLP.

 25.1       Power of Attorney (see Signature Page).